Exhibit 10.27

FIRST AMENDMENT TO
AMENDED AND RESTATED CREDIT AGREEMENT

THIS FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (“Agreement”) is entered into as of January 23, 2008, by and between CONSONUS ACQUISITION CORP., a Delaware corporation (“Borrower”), and U.S. BANK NATIONAL ASSOCIATION (“Lender”).

RECITALS

A.          Borrower and Lender entered into that certain Amended and Restated Credit Agreement, dated as of November 19, 2007 (the “Credit Agreement”), pursuant to which Lender agreed to extend to Borrower certain credit facilities described therein, including a revolving line of credit (the “Line of Credit’) in the maximum principal amount of Two Million Five Hundred Thousand Dollars ($2,500,000.00).

B.           Borrower has requested that Lender issue certain letters of credit under the Line of Credit.

C.           Borrower and Lender desire to amend the Credit Agreement to provide for the issuance of such letters of credit, on and subject to the terms and conditions set forth herein.

NOW, THEREFORE, Borrower and Lender hereby agree as follows:

1.             DEFINITIONS. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Credit Agreement.:

2.             CONDITIONS TO LENDER’S OBLIGATIONS. The following are conditions precedent to the obligations of Lender hereunder:

2.1           Borrower shall have reimbursed Lender’s costs and expenses incurred in connection with this Amendment and the transactions contemplated hereby, including, without limitation, attorneys’ fees, and documentation costs and charges, whether such services are furnished by Lender’s employees or agents or by independent contractors;

2.2           All payments due and owing to Lender under the Loan Documents shall have been paid current as of the effective date of this Agreement; and

2.3           Borrower shall have delivered to Lender duly executed copies of all documents required by Lender in connection with this Amendment, including but not limited to the Reimbursement Agreement (as defined below).

3.             AMENDMENT.

3.1           The following definition is hereby added to Article 1 of the Credit Agreement.

“Reimbursement Agreement” – means that certain Continuing Reimbursement Agreement for Letters of Credit, dated as of January 23, 2008, between Lender and Borrower, as it may be amended from time to time. The Reimbursement Agreement is one of the Loan Documents.

3.2           The following is hereby added to the list of Loan Documents on Exhibit A attached to the Credit Agreement:

1.16	Continuing Reimbursement Agreement for Letters of Credit between Lender and Borrower, dated as of January 23, 2008.

3.3           The following is hereby added to the Credit Agreement as Section 2.1(f):

Letters of Credit.

(i)            Subject to the terms and conditions of this Agreement, Lender hereby agrees from time to time prior to the Maturity Date to issue standby letters of credit in a form acceptable to Lender (each, a “Letter of Credit”) for the account of Borrower. Letters of Credit may be issued hereunder for no purposes other than those for which Line of Credit proceeds may be used pursuant to Section 2.1(c). Each Letter of Credit shall be subject to the additional terms and conditions of the Reimbursement Agreement and any other agreements, applications and related documents required by Lender in connection with the issuance thereof.

(ii)           The aggregate face amount of Letters of Credit outstanding shall not at any time exceed Five Hundred Thousand Dollars ($500,000.00). The Line of Credit Availability shall be reduced by the face amount of each Letter of Credit issued hereunder.

(iii)          No Letter of Credit issued pursuant to this Agreement shall have a term extending more than one year beyond the Maturity Date.

(iv)          Borrower shall pay to Lender in advance of, and as a condition precedent to, the issuance of each Letter of Credit a fee in an amount equal to one percent (1.0%) of the face amount of such Letter of Credit per annum, computed on the basis of a three hundred sixty (360) day year, for the number of days in the stated term of the Letter of Credit.

4.             BORROWER REPRESENTATIONS AND WARRANTIES.

4.1         Borrower hereby represents and warrants that no Default, or event or condition which, with the giving of notice or the passage of time or both, would constitute a Default, under any of the Loan Documents has occurred and is continuing, and that all representations and warranties herein and in the other Loan Documents are true and correct, which representations and warranties shall survive execution of this Amendment.

4.2         Borrower hereby certifies that the organizational documents of Borrower previously delivered to Lender are in full force and effect and have not been amended or modified.

5.             MISCELLANEOUS.

5.1         Confirmation of Credit Agreement and other Loan Documents. Borrower hereby affirms and agrees to be bound by all of the terms of the Credit Agreement, as amended hereby, and the other Loan Documents.

5.2         Non-Impairment. Except as expressly provided herein, nothing in this Amendment shall alter or affect any provision, condition, or covenant contained in the Credit Agreement or any other Loan Document or affect or impair any rights, powers, or remedies of Lender, it being the Intent of the parties that, except as amended hereby, all of the terms, covenants and conditions of the Credit Agreement and the other Loan Documents shall remain in full force and effect.

5.3         Entire Agreement. This Amendment constitutes the entire agreement among the parties hereto with respect to the subject matter hereof.

5.4         Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Utah.

5.5         Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, Borrower and Lender have executed this Agreement as of the date appearing on the first page of this Agreement.

“LENDER”

U.S. BANK NATIONAL ASSOCIATION,

By:	/s/ Nicholas Hintze
Name: Nicholas Hintze
Title: AVP Assistant Vice President

“BORROWER”

CONSONUS ACQUISITION CORP.,
a Delaware corporation

By:	/s/ Robert C. Muir
Robert C. Muir, Chief Financial Officer